IVY FUND
                            Ivy Emerging Growth Fund
                                 Ivy Growth Fund
                             Ivy International Fund

                 Redesignation of Shares of Beneficial Interest,
                             No Par Value Per Share


         The undersigned, being at least a majority of the Trustees of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, acting pursuant to Article III of the Agreement and Declaration of Trust, dated December 21, 1983, as amended and restated December 10, 1992, (the "Declaration of Trust") of the Trust, hereby (a) redesignate the shares of beneficial interest of the Trust outstanding as of October 23, 1993 and originally designated as shares of beneficial interest of "Ivy Emerging Growth Fund," "Ivy Growth Fund" and "Ivy International Fund" as shares of beneficial interest of "Ivy Emerging Growth Fund--Class A," "Ivy Growth Fund--Class A," and "Ivy International Fund--Class A," respectively, and (b) designate an unlimited number of authorized and unissued shares of beneficial interest of the Trust as "Ivy Emerging Growth Fund--Class A," "Ivy Growth Fund--Class A" and "Ivy International Fund--Class A" (such shares in clauses (a) and (b) hereinafter referred to collectively as the "Class A Shares"). The voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions of the Class A Shares of Ivy Emerging Growth Fund, Ivy Growth Fund and Ivy International Fund, as set forth in the Declaration of Trust, are not changed by this Redesignation of Shares of Beneficial Interest, No Par Value Per Share.

         The undersigned  hereby determine that the foregoing shall be effective
upon  filing  with  the  office  of  the  Secretary  of  the   Commonwealth   of
Massachusetts.



/S/ JOHN S. ANDEREGG, JR                    /S/ GLENN A. MILLER_________________
John S. Anderegg, Jr., as Trustee           Glenn A. Miller, as Trustee


/S/ PAUL H. BROYHILL____________________    ____________________________________
Paul H. Broyhill, as Trustee                Michael R. Peers, as Trustee


/S/ STANLEY CHANNICK____________________    /S/ JOSEPH G. ROSENTHAL_____________
Stanley Channick, as Trustee                Joseph G. Rosenthal, as Trustee


/S/ FRANK W. DEFRIECE, JR._______________   /S/ RICHARD N. SILVERMAN____________
Frank W. DeFriece, Jr., as Trustee          Richard N. Silverman, as Trustee


/S/ MICHAEL G. LANDRY__________________     /S/ JAMES B. SWAN___________________
Michael G. Landry, as Trustee               James B. Swan, as Trustee